20400 Stevens Creek Blvd. Cupertino CA 95014

Chordiant Software Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended September 30, 2007

Reports Record Revenue and Profit for Fiscal Year 2007

CUPERTINO, CA – November 15, 2007 -- Chordiant Software, Inc. (Nasdaq - CHRD), the leading provider of Customer Experience (Cx(TM)) software and services, today announced its financial results for the fourth quarter and fiscal year ended September 30, 2007, and filed its Annual Report on Form 10-K with the Securities and Exchange Commission.

Fiscal Year 2007 Financial Highlights

•	Record bookings of $163.8 million, up 62% year over year;
•	Record revenue of $124.5 million, up 28% year over year;
•	Deferred revenue of $68.0 million, up 130% year over year;
•	Backlog of $75.4 million, up 107% year over year;
•	Record fully diluted GAAP earnings per share of $0.18 and record fully diluted non-GAAP earnings per share of $0.51;
•	Positive cash flow from operations of $38.9 million; and,
•	Record cash, cash equivalents, restricted cash and marketable securities ending balance of $90.5 million.

“This was a record year for Chordiant and we are extremely pleased with the overall performance of the company in 2007,” said Steven R. Springsteel, Chairman and Chief Executive Officer. “Market demand for our products is the strongest in our company’s history, and we believe we are extremely well positioned to capitalize on the opportunities in front of us.”

Fourth Quarter 2007 Financial Highlights

•	Revenue of $32.1 million, up 48% year over year;
•	Fully diluted GAAP earnings per share of $0.16 and fully diluted non-GAAP earnings per share of $0.18;
•	Positive cash flow from operations during the fourth quarter of $2.6 million;
•	Signed four transactions greater than $1 million with new and existing customers;
•	Completed product releases of Marketing Director, Enterprise Case Management and Recommendation Advisor; and,
•	Expanded our global development capabilities with a new development partner in Eastern Europe.

Customer Wins

Chordiant entered into four $1 million plus transactions during the fourth quarter with new and existing customers.  New customer wins included a leading provider of insurance and financial services and Raiffeisen Bank, Polska, a leading institution in the Polish financial market.  Existing customer wins included a leading cable system provider and Isbank, a top European bank.

For the fourth quarter, bookings were $20 million, compared to $27 million in the fourth quarter of fiscal 2006. The bookings for the fourth quarter of 2007 exclude $10.3 million of orders which were slightly delayed and received in the first week of October.

“In the fourth quarter, we saw a good distribution of deals across verticals, geographies and with new and existing customers,” said Steve Springsteel. “While our bookings will fluctuate from quarter to quarter based on the timing of deal closures, bookings growth for the fiscal year was extremely strong, up 62% from the prior year, and this positions us well for fiscal 2008.”

Fourth Quarter and Fiscal Year 2007 Financial Results

Total revenues for the fourth quarter of fiscal 2007 were $32.1 million, an increase of 48% from the $21.7 million reported for the three months ended September 30, 2006. For the fiscal year ended September 30, 2007, total revenues were $124.5 million, an increase of 28% from the $97.5 million reported for the fiscal year of 2006. License revenues for the fourth quarter of fiscal 2007 were $13.9 million, compared to $7.9 million reported for the three months ended September 30, 2006. For the fiscal year of 2007, license revenues were $54.1 million, compared to $40.5 million reported for the fiscal year of 2006. Service revenues for the fourth quarter of fiscal 2007 were $18.2 million, compared to $13.8 million reported for the same period of fiscal 2006. For the fiscal year ended September 30, 2007, service revenues were $70.5 million, compared to $57.0 million for the fiscal year of 2006. Chordiant posted a GAAP net income of $5.4 million, or fully diluted GAAP earnings per share of $0.16 for the fourth quarter of fiscal 2007, compared to a GAAP net loss of $8.4 million, or fully diluted loss per share of $0.27 for the three months ended September 30, 2006. For the fiscal year ended September 30, 2007, GAAP net income was $6.0 million, or fully diluted GAAP earnings per share of $0.18, compared to a GAAP net loss of $16.0 million, or fully diluted loss per share of $0.51 for the fiscal year of 2006.

Chordiant reported fourth quarter fiscal 2007 non-GAAP net income of $6.3 million, or fully diluted non-GAAP earnings per share of $0.18, compared to a non-GAAP net loss of $7.1 million, or a non-GAAP loss per share of $0.22 for the three months ended September 30, 2006. For the fiscal year ended September 30, 2007, non-GAAP net income of $17.1 million, or fully diluted non-GAAP earnings per share of $0.51, compared to a non-GAAP net loss of $9.2 million, or fully diluted non-GAAP loss per share of $0.30 for the fiscal year of 2006.  Non-GAAP net income excludes stock-based compensation, amortization of purchased intangible assets, restructuring expense and infrequent charges.

Deferred Revenue

Deferred revenue at the end of fiscal year 2007 was $68.0 million, an increase of 130% as compared to the ending balance of $29.5 million at September 30, 2006.

Backlog of Business

At September 30, 2007, Chordiant's backlog, which includes deferred revenue, increased 107% to $75.4 million, as compared to $36.4 million at the end of September 30, 2006. The year to date increase in backlog is primarily related to the continued signing of new license agreements and several large maintenance renewals.

Cash Position

Chordiant increased its cash, cash equivalents, restricted cash and marketable securities position by $44.7 million to a record $90.5 million at September 30, 2007, as compared to $45.8 million at the end of September 30, 2006.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section of the accompanying tables titled "non-GAAP Financial Measures" as well as the related Tables C and D which follows it. Please see Table E for the reconciliation of non-GAAP measures used in the section titled Fiscal Year 2008 Financial Guidance.

Fiscal Year 2008 Financial Guidance

•	Chordiant expects total bookings for fiscal year 2008 to range between $160 million and $170 million, increasing $10 million from the previous guidance of $150 million to $160 million.
•	Chordiant expects total revenue for fiscal year 2008 to range from $140 million to $150 million, unchanged from previous guidance.
•	Chordiant expects to increase its deferred revenue balances during fiscal 2008.
•
Chordiant expects to report GAAP fully diluted earnings per share between $0.46 and $0.61 and non-GAAP fully diluted earnings per share between $0.60 and $0.76 for fiscal 2008 based on approximately 36.5 million diluted shares outstanding, unchanged from previous guidance.

•	Chordiant expects to generate positive cash flow in excess of $20 million for fiscal 2008.

Conference Call and Webcast Scheduled for November 15, 2007

Chordiant Software will host a conference call and webcast to discuss its financial results for the fourth quarter of fiscal 2007 ended September 30, and also its fiscal 2008 financial guidance on November 15, 2007 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 (GMT). The live audio webcast will be available to investors and the general public from the following website: http://www.veracast.com/webcasts/chordiant2/22114185.cfm

Alternatively, you may access Chordiant's website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant's Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Thursday, November 15, 2007, beginning at approximately 5:00 p.m. Pacific Time or 8:00 p.m. Eastern Time for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11098835#.

About Chordiant Software, Inc.

Chordiant helps leading global brands such as HSBC, Barclay's, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer's behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com. Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes,", "expects," "will,", "guidance," and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant's customers will honor their contractual commitments, whether the Company will be able to achieve its revenue targets and market acceptance of its products. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2007.  This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 15, 2007 contains non-GAAP financial measures. Tables C and D reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table C

CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended	
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
GAAP total cost of revenue	$ 8,636	$ 7,982	$ 33,353	$ 33,467
Amortization of purchased intangible assets	(303)	(302)	(1,211)	(1,211)
Stock based compensation expense	(89)	(73)	(313)	(248)
Non-GAAP total cost of revenue	$ 8,244	$ 7,607	$ 31,829	$ 32,008
GAAP gross profit	$ 23,446	$ 13,697	$ 91,194	$ 64,069
Amortization of purchased intangible assets	303	302	1,211	1,211
Stock based compensation expense	89	73	313	248
Non-GAAP gross profit	$ 23,838	$ 14,072	$ 92,718	$ 65,528
GAAP income (loss) from operations	$ 4,642	(8,381)	$ 4,610	$ (15,850)
Amortization of purchased intangible assets	303	302	1,211	1,211
Restructuring expenses and infrequent charges	(185)	-	6,791	920
Stock based compensation expense	786	1,002	3,020	4,695
Non-GAAP income (loss) from operations	$ 5,546	$ (7,077)	$ 15,632	$ (9,024)
GAAP net income (loss)	$ 5,349	$ (8,364)	$ 6,028	$ (16,001)
Amortization of purchased intangible assets	303	302	1,211	1,211
Restructuring expenses and infrequent charges	(185)	-	6,791	920
Stock based compensation expense	786	1,002	3,020	4,695
Non-GAAP net income (loss)	$ 6,253	$ (7,060)	$ 17,050	$ (9,175)
GAAP net income (loss) per basic share	$ 0.16	$ (0.27)	$ 0.19	$ (0.51)
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	(0.01)	-	0.21	0.03
Stock based compensation expense	0.03	0.04	0.09	0.15
Non-GAAP net income (loss) per basic share	$ 0.19	$ (0.22)	$ 0.53	$ (0.30)
Shares used in basic per share amounts	33,066	31,468	32,425	31,073
GAAP net income (loss) per fully diluted share	$ 0.16	$ (0.27)	$ 0.18	$ (0.51)
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	(0.01)	-	0.20	0.03
Stock based compensation expense	0.02	0.04	0.09	0.15
Non-GAAP net income (loss) per fully diluted share	$ 0.18	$ (0.22)	$ 0.51	$ (0.30)
Shares used in fully diluted per share amounts	34,217	31,468	33,261	31,073

Table D

CHORDIANT SOFTWARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 6,627	$ 7,954	$ 4,408	$ (185)	$ 18,804
Stock based compensation expense	(150)	(179)	(369)	-	(698)
Restructuring expenses and infrequent charges	-	-	-	185	185
Non-GAAP operating expenses	$ 6,477	$ 7,775	$ 4,039	$ -	$ 18,291

	Three Months Ended September 30, 2006 Total Operating Expenses				
	Research and Development	Sales and marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 7,699	$ 8,739	$ 5,640	$ -	$ 22,078
Stock based compensation expense	(80)	(420)	(429)	-	(929)
Restructuring expenses and infrequent charges	-	-	-	-	-
Non-GAAP operating expenses	$ 7,619	$ 8,319	$ 5,211	$ -	$ 21,149

	Year Ended September 30, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 27,546	$ 32,597	$ 19,898	$ 6,543	$ 86,584
Stock based compensation expense	(546)	(744)	(1,417)	-	(2,707)
Restructuring expenses and infrequent charges	-	-	(248)	(6,543)	(6,791)
Non-GAAP operating expenses	$ 27,000	$ 31,853	$ 18,233	$ -	$ 77,086

	Year Ended September 30, 2006 Total Operating Expenses				
	Research and Development	Sales and marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 25,858	$ 33,616	$ 20,445	$ -	$ 79,919
Stock based compensation expense	(332)	(2,327)	(1,788)	-	(4,447)
Restructuring expenses and infrequent charges	-	-	(920)	-	(920)
Non-GAAP operating expenses	$ 25,526	$ 31,289	$ 17,737	$ -	$ 74,552

Contacts:
Investor:
Staci Strauss Mortenson
Integrated Corporate Relations (ICR)
203-682-8273
Staci.mortenson@icrinc.com

SOURCE: Chordiant Software, Inc. (NASDAQ : CHRD)